                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                              SIX MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,             JUNE 30,
                                             ------------------------    --------------------------
                                               1995           1996          1996            1997
                                             ---------      ---------    -----------    -----------
                                                                         (UNAUDITED)    (UNAUDITED)
PRIMARY EARNINGS
  Net income                                   680,495        772,802       254,562         519,976

Shares
  Weighted average number of
   common shares outstanding                 1,750,000      1,750,000     1,750,000       1,750,000

Primary earnings per common share:
  Net income                                      0.39           0.44          0.15            0.30
                                             ---------      ---------     ---------       ---------
                                             ---------      ---------     ---------       ---------

FULLY DILUTED EARNINGS
  Net income                                   680,495        772,802       254,562         519,976

Shares
  Weighted average number of
   common shares outstanding                 1,750,000      1,750,000     1,750,000       1,750,000

Fully diluted earnings per common share:
  Net income                                      0.39           0.44          0.15            0.30
                                             ---------      ---------     ---------       ---------
                                             ---------      ---------     ---------       ---------
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